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                                                                     EXHIBIT 4.1


                          [QUOVADX LOGO]          SHARES
                          QUOVADX, INC.

INCORPORATED UNDER THE LAWS                 SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF DELAWARE                    CUSIP 74913K 10 6

This Certifies that

is the record holder of

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF
                                 QUOVADX, INC.

transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

/s/ ARTHUR F. SCHNEIDERMAN       [SEAL]    /s/ LORINE R. SWEENY
Secretary                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER